EXHIBIT-23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-137686 on Form S-8 of our report dated October 10, 2006, appearing in this Annual Report on Form 11-K of EMED Co., Inc. 401(k) Plan for the year ended December 31, 2005.
Milwaukee, Wisconsin
October 16, 2006